EXHIBIT 10.6

NOTICE OF RESTRICTED STOCK UNIT AWARD

under the

LIFEWAY FOODS, INC. 2022 NON-EMPLOYEE DIRECTOR EQUITY AND
DEFERRED COMPENSATION PLAN

This AWARD, made as of the ____ day of __________, 20__, by Lifeway Foods, Inc., an Illinois corporation (the “Company”), to ________________ (“Director”), is made pursuant to and subject to the provisions of the Lifeway Foods, Inc. 2022 Non-Employee Director Equity and Deferred Compensation Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.

Contingent Restricted Stock Units

1.	Grant Date. Pursuant to the Plan, the Company, on __________ ___, 20__ (the “Grant Date”), granted Director an incentive award (“Award”) in the form of (#) Restricted Stock Units, subject to the terms and conditions of the Plan and subject to the terms and conditions set forth herein.

2.	Value. The value of each Restricted Stock Unit on any date shall be equal to the value of one Share of the Company’s common stock on such date; and the value of the Company’s common stock is the Fair Market Value of the Shares (as defined in the Plan) on the relevant date.

Vesting of Restricted Stock Units

3.	Restrictions. Except as otherwise provided herein, the Restricted Stock Units shall remain nonvested, nontransferable and subject to a substantial risk of forfeiture as provided in paragraph 8.

4.	Vesting. Director’s interest in the Restricted Stock Units shall become transferable and non-forfeitable (“Vested”) as follows:

Date of Vesting	Number of Restricted Stock Units that will Vest

________________	___
________________	___
________________	___

5.	Death or Disability. Paragraph 4 to the contrary notwithstanding, if Director dies or becomes Disabled while in service on the Company’s Board of Directors (the “Board”) and prior to the forfeiture of their Restricted Stock Units under Paragraph 8, Restricted Stock Units that are not then Vested shall become Vested as of the date of Director’s death or of their becoming Disabled.

6.	Change in Control. In the event of a Change in Control prior to the forfeiture of the Restricted Stock Units under paragraph 8, the provisions of this paragraph 6 shall apply in addition to the provisions of Section 6.7 (and related provisions) of the Plan.

(a)	Any Replacement Award made to the Director shall provide that if the Director is removed from the Board without Cause (as defined below), the non-Vested Replacement Award shall become immediately Vested at the time of the removal. The Administrator shall have the discretion to determine the terms of any Replacement Award in compliance with the Plan and applicable law.

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(b)	If, upon a Change in Control, the Company's Shares are no longer being traded on the NASDAQ or another established securities market and no Replacement Grant is granted to the Director, the non-Vested portion of the Restricted Stock Units shall become immediately Vested upon the Change in Control.

(c)	Notwithstanding the provisions of subparagraph (a) hereof, in connection with a Change in Control where the Company's Shares continue to be traded on the NASDAQ or another established securities market and this Restricted Stock Unit Award remains in effect, if the Director is involuntarily removed from the Board without Cause, the non-Vested portion of this Restricted Stock Unit Award shall become immediately Vested at the time of the removal.

(d)	For purposes of this Restricted Stock Unit Award, “Cause” shall mean removal from the Board due to a violation of Company policies or law, including, without limitation, the Company’s Code of Conduct, Insider Trading Policy, or Corporate Governance Guidelines.

7.	Termination Due to Decision Not to Stand for Reelection. In the event Director elects not to stand for reelection as a Director for the following Compensation Year, a pro rata portion of the non-Vested Restricted Stock Units shall Vest at the annual meeting at which their service as a Director Terminates. For the avoidance of doubt, if Director's service Terminates prior to such annual meeting for any reason, the Director shall not be entitled to pro-rata accelerated Vesting pursuant to this paragraph 7.

8.	Forfeiture. All Restricted Stock Units that are not then Vested shall be forfeited if Director's service on the Board terminates for any reason other than pursuant to paragraph 4, 5, or 6 of this Restricted Stock Unit Award.

Payment of Awards

9.	Time and Form of Payment. Director’s Restricted Stock Units shall be paid out in whole Shares as soon as practicable after the Units have Vested, but in no event later than March 15th of the calendar year after the year in which the Units Vest.

10.	Death of Director. If Director dies prior to the payment of their Vested Restricted Stock Units, such Units shall be paid to their Beneficiary. Director shall have the right to designate a Beneficiary in accordance with procedures established under the Plan for such purpose. If Director fails to designate a Beneficiary, or if at the time of Director’s death there is no surviving Beneficiary, any amounts payable will be paid to the Director’s deemed Beneficiary pursuant to the terms of the Plan.

11.	Accounts. Restricted Stock Units granted to Director shall be credited to an account (the “Account”) established and maintained for Director. Director’s Account shall be the record of Restricted Stock Units granted to Director under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets.

12.	No Right to Continued Board Service. This Restricted Stock Unit Award shall not confer upon Director any right with respect to continuance of the Director’s service on the Board.

13.	Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Restricted Stock Unit Award shall be adjusted as the Administrator determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

14.	Governing Law. This Restricted Stock Unit Award shall be governed by the laws of the State of Illinois and applicable Federal law. All disputes arising under this Restricted Stock Unit Award shall be adjudicated solely within the State or Federal courts located within the Northern District of the State of Illinois.

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15.	Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Grant Date and the provisions of this Restricted Stock Unit Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Grant Date.

16.	Director Bound by Plan. Director has been provided a copy of the Plan and shall be bound by all the terms and provisions thereof.

17.	Binding Effect. Subject to the limitations stated above and in the Plan, this Restricted Stock Unit Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Director and the successors of the Company.

18.	Dividend Equivalents. (a) If, prior to the payment of the Restricted Stock Units, the Company declares a cash or stock dividend on its Shares, then, on the payment date of the dividend, Director’s Account shall be credited with Dividend Equivalents in an amount equal to the dividends that would have been paid to Director if one Share had been issued on the Grant Date for each Restricted Stock Unit granted to Director as set forth in this Restricted Stock Unit Award.

(b)	The Dividend Equivalents credited to Director’s Account will be deemed to be reinvested in additional Restricted Stock Units (rounded to the nearest whole share) and will be subject to the same terms and conditions as the Restricted Stock Unit to which they are attributable and shall vest or be forfeited (if applicable) at the same time as the Restricted Stock Unit to which they are attributable. Such additional Restricted Stock Units shall also be credited with additional Restricted Stock Units as any further dividends are declared.

(c)	Dividend Equivalents shall be Vested and paid on the same date that the Restricted Stock Unit to which they are attributable are Vested and paid.

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IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit Award to be signed on its behalf.

LIFEWAY FOODS, INC.

By:  _________________________________

        Name:

        Title:

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